Exhibit 99.1

                           RushTrade Trading Platform
                   Adds Trade-Ideas Idea Generation Technology

DALLAS, TX (June 22, 2005) - Rush Financial Technologies, Inc., dba RushTrade(R) Group (OTC.BB: "RSHF") and Trade-Ideas, LLC announced today that RushGroup Technologies, Inc., makers of the RushTrade Direct Pro direct access trading platform, has acquired an enterprise license from Trade-Ideas, LLC, allowing RushTrade customers to receive Trade-Ideas alerts directly through the RushTrade Direct Pro and Direct Plus platforms. RushTrade - Trade-Ideas customers can now monitor the entire market for filtered, validated trading opportunities in real-time.

The enterprise license came as a result of a successful integration between RushTrade Direct Pro and Trade-Ideas' API. The integration allows traders to seamlessly link Trade-Ideas' real-time alerts to RushTrade's charts, news, and level II data from within the platform.

Trade-Ideas research is the constant comparison of real-time data to historical baseline information delivered via a convenient, flexible interface. Instead of traders independently trying to find market action, users are alerted anytime interesting activity occurs based on their defined settings or preconfigured strategies like "Gap up Reversal" or "New Highs and Lows for the Most Volatile Stocks."

Trade-Ideas is the premier provider of idea generation technology and real-time statistical analytics to retail and institutional traders, brokers, and hedge funds that processes all tick data for every single stock traded on the NASDAQ, AMEX, and NYSE. "All of the data crunching and analysis takes place server side at Trade-Ideas, this makes our software very light on system resources and at the same time exposes users to the power of real-time statistical analysis of the markets' technicals and pattern recognition," comments Dan Mirkin, founding partner of Trade Ideas LLC. "Our partnership with RushTrade is another testament of the user demand for our services and makes it clear that Idea Generation Technology (IGT) is the next frontier in research," adds Mirkin.

"As the Direct Access brokerage industry becomes more competitive, it is up to RushTrade to differentiate itself from its competitors and provide a higher level of service. We feel this integration helps us achieve both goals," says Shawn McConnell, Marketing Director for RushTrade Securities, Inc. "Based on current market trends, RushTrade believes the integration of Trade-Ideas'
proprietary idea generation technology will help give our customers a competitive edge in researching and targeting particular trends."

About RushTrade Group

RushTrade Group operates through two primary wholly-owned subsidiaries:

RushGroup Technologies, Inc. ("RushGroup") is a registered Service Bureau and member of the Certified Partners program with the Nasdaq Stock Market. RushGroup serves as the Company's financial technology development subsidiary, which develops and operates proprietary real-time portfolio management software products, advanced order management systems, direct-access trading software applications and a data service center. Utilizing a number of proprietary technologies and its exclusive Direct Access Routing Technology (DART(TM)), an


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intelligent  order  routing  system,  RushGroup  offers  real-time  market  data platforms and direct access trading systems to NASD member broker/dealers, institutional portfolio managers and traders.

RushTrade Securities, Inc. ("RushTrade"), a fully-disclosed introducing broker/dealer and member NASD, PCX and SIPC, offers securities and direct access online brokerage, trading and advanced order routing services to its retail customers utilizing RushGroup's software products. RushTrade customer accounts are insured up to $25 million and are held at a third-party clearing firm. RushTrade is registered in all 50 states and accepts customers from most foreign countries. Customer accounts are self-directed, and RushTrade does not provide advice or make trade recommendations.

RushTrade Group is headquartered in Dallas, Texas, and our common stock is traded on the OTC.BB market under the symbol "RSHF." For more information about RushTrade and RushGroup products, please visit www.rushtrade.com and www.rushgroup.com.


The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This press release includes statements that may constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, continued acceptance of Rush's products and services in the marketplace, competitive factors, changes in regulatory environments, and other risks detailed from time to time in Rush's periodic reports filed with the SEC, including, but not limited to, its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB. Rush does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.


                           Investor Relations Contact:
                           Sharron Kuzma
                           972-450-6000
                           skuzma@rushgroup.com
                           www.rushtfintech.com




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